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Exhibit 23(c)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Registration Statement of Pacific Chemical, Inc. of our ____ reports dated April 1, 1997 incorporated herein by reference and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Arthur Andersen & Co.

Hong Kong
December 15 , 1997